Exhibit 99.1

Veoneer acquires Nissin Kogyo's interests in US VNBS operations

Stockholm, Sweden, June 17, 2019: Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), the world’s largest pure-play company focused on Advanced Driver Assistance Systems (ADAS) and Automated Driving (AD), has signed a binding agreement  with Nissin Kogyo, its joint venture partner in Veoneer Nissin Brake Systems (VNBS), providing for certain structural changes to the joint venture and reaching an agreement on the funding of VNBS.
Under the agreement Veoneer will acquire Nissin Kogyo’s interests in the US operations of VNBS, referred to as VNBA, for one US dollar, and VNBS will transfer or license the VNBS technologies necessary to operate the VNBA business to VNBA. The US operations of VNBS, including the transferred or licensed technologies, will thus become a wholly-owned Veoneer business. In return, effective upon closing, Veoneer will release Nissin Kogyo from any obligations to fund VNBA in the future and from any claims Veoneer may have had against Nissin Kogyo relating to VNBA. VNBS will also provide certain transitional services to VNBA.
The VNBS operations in Japan and China will remain a part of the joint venture, with Veoneer owning 51% and Nissin Kogyo owning 49% of the joint venture.
Under the agreement, Nissin Kogyo will either provide guarantees for certain VNBS commercial loans, or contribute capital to VNBS, in either case corresponding to 49% of the funding Veoneer has previously unilaterally provided VNBS. Veoneer expects to receive approximately $20M as debt repayment from VNBS after such funding.
The agreement between Veoneer and Nissin Kogyo resolves the funding situation previously described by Veoneer in its public filings and allows for Veoneer to continue reviewing and evaluating the development priorities and strategic options of its brake systems business.
The transaction is expected to close on or around June 28, 2019.
This information is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP Investor Relations set out below, at 08:00 am CEST on June 17, 2019.
For more information please contact:
Media
Thomas Jönsson, EVP Communications & IR, tel +46 (0)8 527 762 27

Investors & analysts
Thomas Jönsson, Communications & IR, tel +46 (0)8 527 762 27
Ray Pekar, Investor Relations, tel +1 (248) 794-4537

Veoneer designs, develops and manufactures products and safety electronics hardware, software and system solutions for active safety, autonomous driving, occupant protection and brake control. Our purpose is to create trust in mobility. Veoneer is a new technology company that is building on a heritage of close to 70 years of automotive safety development. Veoneer has 9,200 employees in 13 countries with sales in 2018 of $2.2 billion. Headquartered in Stockholm, Sweden, Veoneer is listed on the New York Stock Exchange and on the Nasdaq Stockholm.

Safe Harbor Statement: This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer, Inc. or its management believes or anticipates may occur in the future, including statements related to the future funding, strategic options and operations of VNBS and VNBA. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.